Exhibit 99.1

Fathom Holdings Reports Fourth Quarter and Full Year 2025 Results
– Fathom delivered 25% Revenue Growth in 2025, driven by 15% Transaction Growth –
CARY, NC, March 30, 2026 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings for brokerages and agents, today reported financial results for the fourth quarter and full year ended December 31, 2025.
“During 2025, we continued executing our strategy and strengthening the foundation of the Fathom platform, generating $420 million in revenue, representing 25% year-over-year growth, while total transactions increased nearly 15%,” said Marco Fregenal, President and Chief Executive Officer of Fathom Holdings. “These results reflect the resilience of our technology-first platform, with continued growth across our agent network and higher-margin mortgage and title businesses, even as transaction activity remained pressured in line with broader industry trends. As we move through 2026, our focus remains on driving margin expansion, increasing revenue per transaction, and continuing to scale our higher-margin ancillary services. With a stronger, more diversified platform in place, we believe Fathom is well positioned to benefit as transaction volumes recover, enabling us to drive stronger growth, improved profitability, and greater operating leverage over time.”
Fourth Quarter 2025 Financial Highlights – March Update
•Fathom’s total revenue decreased 1.2% to $90.6 million for the fourth quarter of 2025, down from $91.7 million in the fourth quarter of 2024.
•Brokerage revenue decreased by 3.2% to $84.9 million for the fourth quarter of 2025, down from $87.7 million in the fourth quarter of 2024.
•Mortgage revenue increased 70.0% to $3.4 million for the fourth quarter of 2025, up from $2.0 million in the fourth quarter of 2024.
•Title revenue increased 38.5% to $1.8 million for the fourth quarter of 2025, up from $1.3 million in the fourth quarter of 2024.
•Gross profit increased 6.0% to $7.1 million for the fourth quarter of 2025, up from $6.7 million in the fourth quarter of 2024.
•In March 2026, Fathom received $2.0 million in gross proceeds from Bed Bath & Beyond, Inc. in a loan maturing in April 2027.
Fourth Quarter 2025 Operational Highlights – March Update
•Fathom’s real estate agent network declined 1.2% to approximately 14,135 agent licenses at December 31, 2025, down from approximately 14,300 agent licenses at December 31, 2024.
•Fathom’s real estate transactions declined 14.2% to approximately 8,501 in the fourth quarter of 2025, down from approximately 9,903 transactions in the fourth quarter of 2024.
•Fathom Holdings launches Real Results lead program, a new initiative designed to shorten sales cycles and provide agents with qualified, vetted leads.

•Fathom Holdings announces strategic partnership with ByOwner to expand access to the significant for-sale-by-owner (FSBO) market opportunity.
•Fathom Holdings enters strategic partnership with Move Concierge to enhance customer experience and expand service offerings.
•Fathom Holdings completed the divestiture of its location technology business in November 2025.
•Fathom Realty appoints Lori Muller as President, strengthening leadership to support continued growth and operational execution.
Fourth Quarter 2025 Financial Results
Real estate transactions decreased approximately 14.2% year-over year to 8,501 in the fourth quarter of 2025, primarily reflecting continued softness in the residential real estate market and affordability constraints, which reduced overall transaction activity.
Total revenue for the fourth quarter of 2025 declined 1.2% year-over-year to $90.6 million, compared to $91.7 million in the fourth quarter of 2024. The decline was primarily attributable to a decrease in real estate transactions.
Segment revenue for the 2025 fourth quarter, compared with the 2024 fourth quarter was as follows:

	Revenue
	Three Months Ended December 31,
(Revenue $ in millions)	2025	2024
	UNAUDITED
Real Estate Brokerage	$84.9	$87.7
Mortgage	3.4	2.0
Title	1.8	1.3
Corporate and other services (a)	0.5	0.7
Total revenue	$90.6	$91.7
(a)Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.
GAAP net loss for the fourth quarter of 2025 was $6.7 million, or $0.21 per share, compared to a net loss of $6.2 million, or $0.29 per share, in the fourth quarter of 2024. The year-over-year increase in net loss was primarily driven by the recognition of a $0.9 million loss on the sale of a business in 2025 and a lower income tax benefit of $0.02 million in the current period compared to $1.1 million in the prior year period.
Adjusted EBITDA*, a non-GAAP measure, was negative $2.6 million for the fourth quarter of 2025, compared to negative $2.9 million in the fourth quarter of 2024. The year-over-year improvement was primarily driven by reductions in operating expenses, including lower marketing and general and administrative expenses.
Full Year 2025 Financial Results
Real estate transactions increased approximately 14.6% year-over-year to 42,405 transactions for the full year 2025. The increase in real estate transactions was primarily due to the addition of My Home Group in November 2024.
Total revenue for the full year 2025 increased 25.4% to $420.5 million, compared to $335.2 million in 2024. The increase was primarily driven by a 26.8% rise in brokerage revenue, largely attributable to the addition of My Home Group in November 2024.

Segment revenue for the full year 2025, compared with the full year 2024, was as follows:

	Revenue
	Year Ended December 31,
(Revenue $ in millions)	2025	2024
	UNAUDITED
Real Estate Brokerage	$399.0	$314.7
Mortgage	12.8	10.9
Title	6.2	4.5
Corporate and other services (a)	2.5	5.1
Total revenue	$420.5	$335.2

(a)Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.
GAAP net loss for the full year 2025 was $20.3 million, or $0.72 per share, compared to a net loss of $21.6 million, or $1.07 per share, in 2024. The year-over-year improvement was primarily driven by higher revenue during 2025. This improvement was partially offset by the recognition of a $0.9 million loss on the sale of a business in 2025, compared to a $3.0 million gain on the sale of an operating segment in the prior-year period, which favorably impacted 2024 results.
Adjusted EBITDA* loss, a non-GAAP measure, was $4.0 million for the full year 2025, compared with an Adjusted EBITDA* loss of approximately $5.7 million for the full year 2024, representing an improvement of approximately 29.8% year-over-year. The year-over-year improvement was primarily driven by reductions in operating expenses, including lower marketing and general and administrative expenses, partially offset by an increase of $0.7 million in technology and development expenses.
*Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.
Guidance/Long-Term Targets

The Company has elected to withhold guidance for the first quarter ending March 31, 2026. The Company is continuing to implement various programs to drive margin expansion. Management plans to release 2026 guidance, incorporating these initiatives in its second quarter 2026 earnings release.
Conference Call
Fathom management will hold a conference call today (March 30, 2026) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these financial results.

U.S. dial-in: 1-877-425-9470
International dial-in: 1-201-389-0878
Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.
A live audio webcast of the conference call will be available in listen-only mode simultaneously and available via the investor relations section of the Company’s website at www.FathomInc.com.

A telephone replay of the call will be available through April 13, 2026.

U.S. replay dial-in: 1-844-512-2921
International replay dial-in: 1-412-317-6671
Replay Access Code: 13755327
About Fathom Holdings Inc.
Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Encompass Lending, intelliAgent, Real Results, Verus Title, and Cornerstone. For more information, visit www.FathomInc.com.
Cautionary Note Concerning Forward-Looking Statements
This press release contains "forward-looking statements" that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; risks related to ongoing and future litigation; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Investor Contact:

Matt Glover and Clay Liolios
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(in thousands, except share data)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$5,773	$7,127
Restricted cash	144	263
Accounts receivable	3,718	3,147
Other receivable-current	3,000	4,000
Mortgage loans held for sale, at fair value	15,479	4,772
Prepaid and other current assets	7,806	5,647
Total current assets	35,920	24,956
Property and equipment, net	1,606	1,854
Lease right of use assets	4,180	3,781
Intangible assets, net	18,576	20,234
Goodwill	17,668	21,498
Other receivable-long-term	—	3,000
Other assets	94	74
Total assets	$78,044	$75,397
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,649	$4,305
Accrued and other current liabilities	5,973	4,894
Warehouse lines of credit	15,106	4,556
Lease liability - current portion	1,663	1,237
Long-term debt - current portion	5,506	4,389
Total current liabilities	33,897	19,381
Lease liability, net of current portion	3,296	3,522
Long-term debt, net of current portion	80	5,087
Other long-term liabilities	3,332	2,726
Total liabilities	40,605	30,716
Commitments and contingencies (Note 18)
Shareholders’ equity:
Common stock (no par value, shares authorized, 100,000,000; shares issued and outstanding, 32,716,641 and 22,732,716 as of December 31, 2025 and 2024, respectively)	—	—
Additional paid-in capital	150,909	137,844
Accumulated deficit	(113,470)	(93,163)
Total shareholders’ equity	37,439	44,681
Total liabilities and shareholders’ equity	$78,044	$75,397
The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenue	$90,606	$91,741	$420,477	$335,184
Commission and service costs	83,466	85,094	386,281	306,913
General and administrative	8,176	8,432	33,058	33,573
Marketing	1,404	1,899	5,157	5,796
Technology and development	1,709	1,789	7,303	6,635
Litigation contingency	16	55	2,027	3,491
Depreciation and amortization	572	520	2,230	2,239
Loss from operations	(4,737)	(6,048)	(15,579)	(23,463)

Other expense (income), net
Loss (gain) on sale of business	922	—	922	(2,958)
Interest expense, net	119	219	594	537
Other nonoperating expense, net	951	984	3,127	1,557
Other (income) expense, net	1,992	1,203	4,643	(864)
Loss before income taxes	(6,729)	(7,251)	(20,222)	(22,599)
Income tax expense (benefit)	(18)	(1,050)	85	(1,022)
Net loss	$(6,712)	$(6,201)	$(20,307)	$(21,577)
Net loss per share:
Basic	$(0.21)	$(0.29)	$(0.72)	$(1.07)
Diluted	$(0.21)	$(0.29)	$(0.72)	$(1.07)
Weighted average common shares outstanding:
Basic	32,207,886	21,588,886	28,196,335	20,244,255
Diluted	32,207,886	21,588,886	28,196,335	20,244,255
The accompanying notes are an integral part of the condensed consolidated financial statements.

FATHOM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,307)	$(21,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,847	5,423
Loss (gain) on sale of business	922	(2,958)
Non-cash lease expense	1,423	2,067
Deferred financing costs amortization	29	100
Gain on sale of mortgages	(7,086)	(5,942)
Stock-based compensation	3,704	8,839
Deferred income taxes	3	(1,107)
Change in operating assets and liabilities:
Accounts receivable	(614)	113
Prepaid and other current assets	(1,516)	(1,872)
Other assets	(20)	(16)
Accounts payable	1,344	1,053
Accrued and other current liabilities	978	2,067
Operating lease liabilities	(1,622)	(2,268)
Other long-term liabilities	—	1,618
Mortgage loans held for sale originations	(248,081)	(233,979)
Proceeds from sale and principal payments on mortgage loans held for sale	244,460	243,751
Net cash used in operating activities	(20,536)	(4,688)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(121)	(51)
Purchase of intangible assets	(2,773)	(3,192)
Proceeds from sale of business	7,070	7,435
Other investing activities	—	(130)
Amounts paid for business and asset acquisitions, net of cash acquired	(155)	(760)
Net cash provided by investing activities	4,021	3,302
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt	(4,570)	(602)
Proceeds from debt	—	5,674
Borrowings from warehouse lines of credit	246,893	233,269
Repayment on warehouse lines of credit	(236,343)	(237,067)
Deferred acquisition consideration payments	(64)	—
Proceeds from other financing activities	—	20
Proceeds from the issuance of common stock in connection with a public offering	9,513	—
Payment of offering cost in connection with issuance of common stock in connection with public offering	(387)	(58)
Net cash provided by financing activities	15,042	1,236

Net decrease in cash, cash equivalents, and restricted cash	(1,473)	(150)
Cash, cash equivalents, and restricted cash at beginning of period	7,390	7,540
Cash, cash equivalents, and restricted cash at end of period	$5,917	$7,390
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$608	$299
Income taxes paid	68	2
Right of use assets obtained in exchange for new lease liabilities	1,822	2,031
Intangible assets acquired upon sale of business	4,031	—
Issuance of common stock for purchase of business	300	2,110

Reconciliation of cash and restricted cash:
Cash and cash equivalents	$5,773	$7,127
Restricted cash	144	263
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$5,917	$7,390

The accompanying notes are an integral part of the condensed consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Loss before income tax	$(6,729)	$(7,251)	$(20,222)	$(22,599)
Loss (gain) on sale of business	922	—	922	(2,958)
Stock based compensation	691	1,721	3,704	8,839
Depreciation and amortization	1,467	1,374	5,847	5,423
Litigation contingency	16	55	2,027	3,491
Other expense, net	1,070	1,202	3,721	2,094
Adjusted EBITDA	$(2,563)	$(2,899)	$(4,001)	$(5,710)
Note about Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other expense, income tax benefit, depreciation and amortization, stock-based compensation expense, loss (gain) on sale of business benefit, and transaction-related cost.
We believe that Adjusted EBITDA provides useful information about our financial performance, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to a key metric used by our management for financial and operational decision-making. We believe that Adjusted EBITDA helps identify underlying trends in our business that otherwise could be masked by the effect of the expenses that we exclude in Adjusted EBITDA. In particular, we believe the exclusion of stock-based compensation expense related to restricted stock awards and stock options and transaction-related costs associated with our acquisition activity provides a useful supplemental measure in evaluating the performance of our operations and provides better transparency into our results of operations. Adjusted EBITDA also excludes other income and expense, net, which primarily includes nonrecurring items, such as gain on debt extinguishment, loss (gain) on sale of business, severance costs, and non-cash items representing reserves on certain agent fee collection, if applicable.
We are presenting Adjusted EBITDA to assist investors in seeing our financial performance through the eyes of management, and because we believe this measure provides an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations include:
•Adjusted EBITDA excludes stock-based compensation expense related to restricted stock awards, restricted stock unit awards, and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of our compensation strategy;
•Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of our growth strategy and therefore likely to occur;

•Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software costs, however, the assets being depreciated and amortized may have to be replaced in the future;
•Adjusted EBITDA excludes the loss (gain) on the sale of the business, as this item is non-recurring and not indicative of the company’s core operating performance; and
•Adjusted EBITDA excludes litigation expenses, including expenses related to the NAR Settlement, which could continue to be significant recurring expenses in our business until any final settlements have been approved by a court.